                          SCHEDULE 14A
===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
                                 NTELOS INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                                  [LOGO] nTelos


                                                                 401 Spring Lane
                                                                       Suite 300
JAMES S. QUARFORTH                                                P. O. Box 1990
CHIEF EXECUTIVE OFFICER                                     Waynesboro, VA 22980
                                                         Telephone: 540 946-3500
                                                        Telecopier: 540 946-3595


                                April 16, 2002

        Dear Shareholder:

            You are cordially invited to attend our 2002 annual meeting of shareholders at 10:00 a.m. on Tuesday, May 21, 2002. The meeting will be held at the Holiday Inn at the intersection of Route 275 and I-81, North of Staunton, Virginia. Please join us for refreshments at 9:30 a.m.

            You will find complete information about the meeting in the enclosed Notice and Proxy Statement. Your copy of NTELOS' 2001 Annual Report is being sent to you with this Proxy Statement.

            We sincerely hope you will be able to be present at the meeting, but whether or not you plan to attend, we request that you sign your Proxy Card and mail it in the enclosed envelope. The prompt return of your Proxy will be appreciated.

                                               Sincerely,

                                                   /s/ J.S. Quarforth
                                                   -----------------------------
                                                          J. S. Quarforth
                                                      Chief Executive Officer

                                  [LOGO] nTelos



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

   Notice is hereby given that the annual meeting of shareholders of NTELOS Inc. will be held at the Holiday Inn at the intersection of Route 275 and I-81, North of Staunton, Virginia, on Tuesday May 21, 2002, at 10:00 a.m. for the following purposes:

   (1) To elect Class II directors (Proposal 1);

   (2) To ratify the selection of independent accountants for the fiscal year ending December 31, 2002
      (Proposal 2); and

   (3) To transact any other business that may properly come before the meeting.

   Only shareholders of record at the close of business on March 18, 2002 will be entitled to vote at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Michael B. Moneymaker
                                          M. B. Moneymaker
                                          Corporate Secretary

Waynesboro, Virginia
April 16, 2002

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. SHAREHOLDERS ATTENDING THE MEETING MAY PERSONALLY VOTE ON ALL MATTERS WHICH ARE CONSIDERED, IN WHICH EVENT THE SIGNED PROXIES WILL BE REVOKED.

                                  [LOGO] nTelos

  PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 21, 2002

GENERAL INFORMATION

   This proxy statement is furnished to the shareholders of NTELOS Inc. ("NTELOS") in connection with the solicitation of proxies by our board of directors to be voted at the annual meeting of shareholders to be held at 10:00 a.m. on Tuesday, May 21, 2002, at the Holiday Inn at the intersection of Route 275 and I-81, North of Staunton, Virginia, and at any adjournment. The mailing address of our corporate office is 401 Spring Lane, Suite 300, P. O. Box 1990, Waynesboro, Virginia 22980.

   This proxy statement and enclosed proxy card are being mailed to shareholders beginning on or about April 16, 2002. Our annual report to shareholders that includes financial statements for the years ending December 31, 2001, 2000 and 1999 is enclosed.

INFORMATION ABOUT VOTING

   Shareholders can vote on matters being brought at the annual meeting in two ways: by proxy or in person. To vote in person, simply come to the meeting and cast your vote there. If you wish to vote by proxy, you need to sign, date and return the enclosed proxy card. By signing and returning your proxy card, you appoint the individuals named on the card (your "proxies") to vote your shares as directed. If no direction is made on the proxy card, your shares will be voted in accordance with the recommendations of the board of directors that are found in this proxy statement. Any person who has returned a proxy has the power to revoke it at any time before it is exercised by submitting a subsequently dated proxy, or by voting in person at the meeting.

   We do not know of any matters other than those referred to in the accompanying notice which are to come before the meeting. If any other matters are properly presented for action, your proxies will vote the proxy in accordance with their best judgment.

SHAREHOLDERS ENTITLED TO VOTE

   Only shareholders as of the close of business on March 18, 2002, the record date for the meeting, are entitled to vote at the annual meeting. As of the record date, there were 17,227,317 shares of common stock outstanding, and 17,138,859 shares outstanding and entitled to vote at the annual meeting. Also, our outstanding convertible preferred stock votes with our common stock on an as-converted basis. As of the record date, there were 112,500 shares of Senior Cumulative Convertible Preferred Stock, Series B outstanding and 137,500 shares of Senior Cumulative Convertible Preferred Stock, Series C outstanding. On an as-converted basis, holders of our preferred stock are entitled to cast an aggregate of 6,401,189 votes.

QUORUM REQUIREMENTS

   A quorum of shareholders is required to hold a valid meeting. Under our bylaws, a quorum exists if a majority of the outstanding shares entitled to vote is represented, in person or by proxy, at the meeting. If a share is represented for any purpose at the meeting, it is deemed to be present for purposes of establishing a quorum. If less than a quorum is present or represented at the annual meeting, a majority of those shares present or represented by proxy may adjourn the meeting without notice, other than by announcement at the meeting.

   Abstentions may be specified for any of the proposals being considered at the meeting. A properly executed proxy marked as "ABSTAIN" or "WITHHOLD AUTHORITY" will be counted as present for purposes of determining if there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the meeting.

   Brokers who hold shares in street name for customers have the authority to vote on various "routine" proposals, such as the election of directors and the selection of independent accountants, when they have not received instructions from beneficial owners. If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee (known as broker shares) that are voted on any matter are included in determining the number of votes present. Broker shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

VOTES REQUIRED TO APPROVE PROPOSALS

   Election of directors. For each director nominee, except Mr. Sorrel, the affirmative vote of a plurality of the votes cast at the meeting for each director nominee is required for his or her election. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more nominees will not be voted with respect to the nominee or nominees indicated, and will have no effect on the outcome of the election. Abstentions and broker shares that are not voted will not be taken into account in determining the election of directors. With respect to Mr. Sorrel, who is a nominee of a majority of the holders of Series B preferred stock, the affirmative vote of the holders of Series B preferred stock voting as a single class to the exclusion of all other shareholders, is required for his election. Welsh, Carson, Anderson & Stowe, holder of a majority of the outstanding shares of our Series B preferred stock, has indicated that it intends to vote its shares for the election of Mr. Sorrel as director.

   Selection of independent accountants. In order to be approved, a majority of the votes cast must be in favor of selection of the independent accountants. Broker shares that are not voted will not be taken into account in the selection of independent accountants. Abstentions have the effect of a negative vote on this matter.

COST OF PROXY SOLICITATION

   Solicitations of proxies will be made by use of the United States mail and may be made by direct or telephone contact by NTELOS through our employees, officers and agents. All solicitation expenses will be borne by us. Brokerage houses and nominees will be requested to forward the proxy materials to the beneficial holders of the shares held of record by these persons and we will reimburse them for their reasonable charges in connection with this distribution.

                                STOCK OWNERSHIP

   The following table presents information, as of March 18, 2002, regarding the beneficial ownership of our common stock by:

   . each person known to us to be a beneficial owner of five percent or more of our common stock;

   . each director;

   . each executive officer; and

   . all directors and executive officers as a group.

   Under Securities and Exchange Commission rules, beneficial ownership of our common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Unless otherwise indicated in the footnotes to this table, each of the beneficial owners named in the table has sole voting and investment power with respect to their shares of our common stock. Unless otherwise noted, the address for each of our directors and executive officers is c/o NTELOS Inc., 401 Spring Lane, Suite 300, Waynesboro, Virginia 22980. As of March 18, 2002, we had 17,227,317 shares of common stock outstanding, and 17,138,859 common shares outstanding and entitled to vote at the annual meeting. Our Series B and Series C preferred stock also votes with our common stock on an as-converted basis. Accordingly, for purposes of calculating the percentage of total voting power below, we have included in the number of outstanding shares of common stock the shares of common stock outstanding and entitled to vote at the annual meeting and a total of 6,401,189 shares, on an as-converted basis, of our Series B and Series C preferred stock.

                                                                Number of Shares      Percentage of
Name and Address of Beneficial Owner                         Beneficially Owned (1) Total Voting Power
------------------------------------                         ---------------------- ------------------
Welsh, Carson, Anderson & Stowe (2)                                6,057,187               25.7%
John Hancock Advisors, LLC (3)                                     1,863,120                7.9%
Phyllis H. Arnold (4)                                                  5,725                  *
Anthony J. de Nicola (5)                                              14,873                  *
William W. Gibbs, V (6)                                              162,347                  *
A. William Hamill (7)                                                  7,008                  *
J. Allen Layman (8)                                                  779,594                3.3%
John B. Mitchell, Sr. (9)                                             14,908                  *
John N. Neff (10)                                                     12,598                  *
James S. Quarforth (11)                                              213,387                  *
Carl A. Rosberg (12)                                                 120,608                  *
Lawrence B. Sorrel (13)                                               12,764                  *
John B. Williamson, III (14)                                           5,819                  *
Warren C. Catlett (15)                                                32,803                  *
David R. Maccarelli (16)                                              63,681                  *
Mary McDermott                                                             0                  *
Michael B. Moneymaker (17)                                            53,202                  *
Don Marie Persing (18)                                                25,194                  *
Charles A. Richardson (19)                                             5,110                  *
All directors and executive officers as a group (17 persons)       1,529,621                6.5%

* Less than one percent
(1) Includes shares held by spouses, children, trusts, and companies in which the director or officer owns a controlling interest and over which the director or officer has voting and investment power.
(2) Welsh, Carson, Anderson & Stowe will have the power to vote 24.5% of the votes entitled to be cast at the annual meeting by the holders of common stock and the holders of preferred stock, voting on an as-converted basis. Of these shares, Welsh, Carson, Anderson & Stowe VIII, L.P. and Welsh, Carson, Anderson & Stowe IX, L.P. each own 2,767,851 shares beneficially and of record. These shares include 221,485 shares owned beneficially and of record by individuals who are members of the limited liability company that serves as the sole general partner of Welsh, Carson, Anderson & Stowe VIII, L.P. and Welsh, Carson, Anderson & Stowe IX, L.P., including Messrs. de Nicola and Sorrel and individuals employed by its investment advisor. Each of Welsh, Carson, Anderson & Stowe VIII, L.P. and Welsh, Carson, Anderson & Stowe IX, L.P. disclaim beneficial ownership of all shares except to the extent owned of record by them. The address for Welsh, Carson, Anderson & Stowe VIII, L.P. and Welsh, Carson, Anderson & Stowe IX, L.P. is 320 Park Avenue, Suite 2500, New York, New York 10022. These shares also include 300,000 shares which WCAS Capital Partners III, L.P. has the right to acquire through the exercise of warrants.
(3) Based on information contained in Schedule 13G, dated as of December 31, 2001, filed with the Securities and Exchange Commission.
(4) Includes 4,725 shares that Ms. Arnold has the right to acquire through the exercise of stock options.

(5) Includes 4,014 shares that Mr. de Nicola has the right to acquire through the exercise of stock options and 778 shares issuable upon the exercise of warrants to purchase common stock at an initial exercise price of $50.00 per share. Excludes 5,747,106 shares owned beneficially and of record by Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe IX, L.P., WCAS Capital Partners III, L.P. and other individuals who are affiliated with Welsh, Carson, Anderson & Stowe. Mr. de Nicola disclaims beneficial ownership of such shares. See footnote (2) above.
(6) Includes 2,588 shares that Mr. Gibbs has the right to acquire through the exercise of stock options.
(7) Includes 3,008 shares that Mr. Hamill has the right to acquire through the exercise of stock options.
(8) Includes 10,240 shares that Mr. Layman has the right to acquire through the exercise of stock options.
(9) Includes 4,488 shares that Mr. Mitchell has the right to acquire through the exercise of stock options.
(10) Includes 6,998 shares that Mr. Neff has the right to acquire through the exercise of stock options.
(11) Includes 154,638 shares that Mr. Quarforth has the right to acquire through the exercise of stock options.
(12) Includes 82,700 shares that Mr. Rosberg has the right to acquire through the exercise of stock options.
(13) Includes 472 shares that Mr. Sorrel has the right to acquire through the exercise of stock options and 778 shares issuable upon the exercise of warrants to purchase common stock at an initial exercise price of $50.00 per share. Excludes 5,745,673 shares owned beneficially and of record by Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe IX, L.P., WCAS Capital Partners III, L.P. and other individuals who are affiliated with Welsh, Carson, Anderson & Stowe. Mr. Sorrel disclaims beneficial ownership of such shares. See footnote (2) above.
(14) Includes 2,830 shares that Mr. Williamson has the right to acquire through the exercise of stock options.
(15) Includes 30,125 shares that Mr. Catlett has the right to acquire through the exercise of stock options.
(16) Includes 56,765 shares that Mr. Maccarelli has the right to acquire through the exercise of stock options.
(17) Includes 41,288 shares that Mr. Moneymaker has the right to acquire through the exercise of stock options.
(18) Includes 20,950 shares that Ms. Persing has the right to acquire through the exercise of stock options.
(19) Includes 2,211 shares that Mr. Richardson has the right to acquire through the exercise of stock options.

   Welsh, Carson, Anderson & Stowe owns 100,000 shares and Morgan Stanley & Co. Incorporated owns 12,500 shares of our Series B preferred stock, representing 88.9% and 11.1%, respectively, of the Series B shares outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Based on a review of the forms and written representations received by us during 2001 pursuant to Section 16(a) of the Securities Exchange Act of 1934, we believe that our directors and executive officers complied with all applicable Section 16 filing requirements with the exception of Charles A. Richardson, who did not timely file a Form 4 with respect to one transaction involving the purchase of 500 shares, William W. Gibbs, V., who did not timely file a Form 4 with respect to one transaction involving the purchase of 800 shares, and John N. Neff, who did not timely file Form 4's with respect to five transactions involving the purchase of an aggregate of 4,700 shares.

                             ELECTION OF DIRECTORS

   Our bylaws provide that our board of directors consist of eleven directors, divided into three classes. One class is elected each year for a three-year term. This year, the term of our Class II directors will expire at the annual meeting.

   There are currently ten members of the board of directors. However, as described below, it is anticipated that prior to our annual meeting an additional director, Lawrence B. Sorrel, will be appointed to serve as a Class II director to fill the existing vacancy. The board of directors proposes that the directors listed under "Nominees for Class II Directors" be re-elected or elected for a three-year term expiring in 2005.

   As of the meeting date, the nominees listed below are all current directors who have consented to stand for re-election or election. It is not anticipated that any nominee for election will become unable to serve as a director, but if any or all are unable to accept nomination, it is intended that shares represented by proxies in the accompanying form will be voted for the election of substitute nominees selected by the board of directors.

   As holder of a majority of the outstanding shares of Series B preferred stock, Welsh, Carson, Anderson & Stowe is entitled to nominate two directors to our board. Welsh, Carson, Anderson & Stowe had previously agreed with NTELOS not to elect more than 14.9% of our directors until such time as Federal Communications Commission regulations would permit full voting rights. Under this agreement, effective as of April 28, 2002, Welsh, Carson, Anderson & Stowe is permitted to nominate two directors. Welsh, Carson, Anderson & Stowe previously nominated Mr. de Nicola, who is currently a Class I director, and has notified us that it is nominating Mr. Sorrel as its second nominee to the board of directors. Mr. Sorrel will become a member of the board of directors effective as of April 28, 2002. The terms of the Series B preferred stock provide that the holders of Series B preferred stock are entitled to vote as a separate class, to the exclusion of all other shares of capital stock, with respect to the election of their nominees. Welsh, Carson, Anderson & Stowe has indicated that it intends to vote its shares for the election of Mr. Sorrel as director.

   Shares represented by proxies in the accompanying form cannot be voted for a greater number of persons than the number of nominees named below. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees for directors.

NOMINEES FOR CLASS II DIRECTORS WHOSE TERM WILL EXPIRE IN 2005

   John B. Mitchell, Sr., age 61, has been a director of NTELOS since 1989. Mr. Mitchell is President and Chairman of the Board of Hammond-Mitchell, Inc., a construction contractor in Covington, Virginia.

   James S. Quarforth, age 47, has been a director of NTELOS since 1987. Mr. Quarforth has been Chief Executive Officer of NTELOS since May 1, 1999. Mr. Quarforth served as President and Chief Executive Officer from May 1, 1990 to May 1, 1999 and Chairman of the Board from May 1, 1999 to February 13, 2001. Mr. Quarforth is also a director of Virginia Financial Group, Inc., Staunton, Virginia.

   John B. Williamson, III, age 47, has been a director of NTELOS since February 13, 2001. Mr. Williamson has been President and Chief Executive Officer and a director of RGC Resources, Inc., Roanoke, Virginia since February 1998. Prior to that time, Mr. Williamson was Vice President of RGC Resources. Mr. Williamson was a director of R&B Communications before our merger with R&B Communications.

   Lawrence B. Sorrel, age 43, was appointed a director of NTELOS in April 2002. Mr. Sorrel joined Welsh Carson in 1998 and is a managing member or general partner of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and Welsh, Carson, Anderson & Stowe IX, L.P. and other associated investment partnerships. For the prior 12 years, he worked in the private equity investment business at Morgan Stanley & Co. Incorporated where he was a Managing Director and one of the senior executives responsible for the firm's private equity investment activities. Mr. Sorrel is chairman of the board of SpectraSite Holdings, Inc. and is a director of Emmis Communications, Westminster Healthcare Ltd., Valor Telecommunications and Firstmark Communications. In accordance with the terms of our Series B preferred stock, Welsh, Carson, Anderson & Stowe has designated Mr. Sorrel as one of its two representatives on our board of directors.

          The board of directors recommends a vote "FOR" Proposal 1.

CLASS I DIRECTORS WHOSE TERMS WILL EXPIRE IN 2004

   Anthony J. de Nicola, age 37, was appointed a director of NTELOS in July 2000. Mr. de Nicola has been the managing member and the general partner of the sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe IX, L.P., WCAS Capital Partners III, L.P. and other associated investment partnerships since 1994. Prior to 1994 he worked for William Blair & Co. in the merchant banking area. Mr. de Nicola also serves as a director for the following companies: Centennial Communications Corp. and Alliance Data Systems, Inc. and several private companies. In accordance with the terms of our Series B preferred stock, Welsh, Carson, Anderson & Stowe has designated Mr. de Nicola as one of its two representatives on our board of directors.

   Carl A. Rosberg, age 49, has been a director of NTELOS since 1992. Mr. Rosberg is currently the Executive Vice President and Chief Operating Officer of NTELOS. Mr. Rosberg served as President and Chief Operating Officer from May 1, 1999 to February 13, 2001, when our merger with R&B Communications became effective, and Senior Vice President from May 1, 1990 to May 1, 1999.

   A. William Hamill, age 54, has been a director of NTELOS since January 2001. Mr. Hamill is President of H3 Companies LLC, an investments and advisory firm. From 1999 until May 2001, he served as Executive Vice President and Chief Financial Officer of United Dominion Realty Trust Inc., Richmond, Virginia. Prior to joining United Dominion, Mr. Hamill served as Executive Vice President and Chief Financial Officer of Union Camp Corporation, Wayne, New Jersey, from June 1996 to April 1999 and as managing director of Corporate Finance with Morgan Stanley & Co. Incorporated, New York, prior to June 1996. Mr. Hamill is a director of SOLA International Inc.

CLASS III DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003

   J. Allen Layman, age 50, has been a director and Chairman of the Board of NTELOS since February 13, 2001. Mr. Layman is President of NTELOS. Prior to our merger with R&B Communications, Mr. Layman was Chief Executive Officer and a director of R&B Communications. Mr. Layman serves as a director for RGC Resources, Inc., MPHASE Technologies, Inc. and the Bank of Fincastle.

   Phyllis H. Arnold, age 53, has been a director of NTELOS since 1999. Ms. Arnold has been Executive Vice President of BB&T (North Carolina) as well as President of BB&T's West Virginia operations since July 2000 when her previous employer, One Valley Bancorp, merged with BB&T. Between 1991 and the merger, Ms. Arnold was Executive Vice President and Chief Operating Officer of One Valley Bancorp.

   John N. Neff, age 50, has been a director of NTELOS since 1995. Mr. Neff is President and Chief Executive Officer of Nielsen Builders, Inc., Harrisonburg, Virginia.

   William W. Gibbs, V, age 61, has been a director of NTELOS since 1977. Mr. Gibbs is President of Comprehensive Computer Consultants, Staunton, Virginia.

SHAREHOLDER NOMINEES FOR DIRECTOR

   Any shareholder recommendation for a nominee for director at the 2003 annual meeting of shareholders should be submitted in writing to our Corporate Secretary not later than March 22, 2003 and must include a description of the proposed nominee's qualifications and relevant biographical information, as well as certain information required by our bylaws, including (i) the name and business address of the proposed nominee; (ii) the proposed nominee's consent to being placed in nomination; (iii) the recommending shareholder's name and address; (iv) the class and number of shares of the Company's stock beneficially owned by the shareholder; and (v) any material interest of the shareholder in the proposed nomination.

MEETINGS OF THE BOARD OF DIRECTORS

   The board of directors held 14 regularly scheduled and special meetings during 2001. All directors attended more than 75% of the meetings of the board and committees of which he or she is a member.

DIRECTOR COMPENSATION

   In 2001, non-employee directors received a monthly retainer fee of $1,900, $1,000 of which is payable in options for common stock pursuant to the Non-Employee Directors' Stock Plan. Upon election by December 15 of the preceding year, non-employee directors may elect to receive all, or a portion of the remaining $900 monthly retainer fee in options for our common stock pursuant to our Non-Employees Directors' Stock Plan. Beginning on January 1, 2001, non-employee directors received a fee of $875 for each board meeting attended.

                            COMMITTEES OF THE BOARD

   During fiscal 2001, the board of directors had four standing committees: the Executive Committee, the Compensation Committee, the Audit Committee and the Governance Committee.

   Executive Committee. The Executive Committee possesses all of the powers of the board of directors except the power to approve or recommend actions for shareholder vote, fill vacancies on the board or any of its committees, amend the articles of incorporation, adopt, amend or repeal bylaws, approve mergers, approve dividends, and issue stock. James S. Quarforth (chairperson), J. Allen Layman, John B. Mitchell, Sr., Phyllis H. Arnold and Anthony J. de Nicola currently comprise the Executive Committee, which met six times during 2001.

   Compensation Committee. The Compensation Committee is charged with reviewing the board of directors' compensation policies, evaluating the compensation of the CEO and other senior management, evaluating the performance of the CEO and other senior management and reviewing our general compensation strategy and stock option programs. John N. Neff (chairperson), John B. Mitchell, Sr., Anthony J. de Nicola and John B. Williamson, III currently comprise the Compensation Committee, which held five meetings during 2001.

   Audit Committee. The functions of the Audit Committee and its activities during 2002 are described below under the heading REPORT OF THE AUDIT COMMITTEE. The current members of the Audit Committee are William W. Gibbs, V (chairperson), Anthony J. de Nicola, A. William Hamill and John B. Williamson,
III. The Audit Committee met four times during 2001.

   Governance Committee. The Governance Committee's responsibilities include consideration of the size and composition of the board of directors, monitoring procedures for corporate decision-making, reviewing public policy issues, recommending actions to increase the board of director's effectiveness, and evaluating shareholder proposals. The Governance Committee also considers nominees for director suggested by shareholders. John B. Mitchell, Sr. (chairperson), James S. Quarforth, J. Allen Layman, Phyllis H. Arnold and Anthony J. de Nicola currently comprise the Governance Committee, which held two meetings in 2001.

                         REPORT OF THE AUDIT COMMITTEE

   The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

   The Audit Committee acts pursuant to a charter adopted by the board of directors. A copy of the Audit Committee's charter was attached to the proxy statement issued to NTELOS shareholders in connection with NTELOS' 2001 annual meeting of shareholders, which proxy statement is on file with the Securities and Exchange Commission.

   Management is responsible for the preparation, presentation and integrity of the company's financial statements, the maintenance of appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The company's independent accountants, Ernst & Young, LLP, are responsible for auditing the company's financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. On behalf of the board of directors, the Audit Committee's primary responsibilities are focused in four broad categories, as set forth in more detail in the charter:

       1. Recommend to the board of directors the appointment of independent accountants;

       2. Consult with management or independent accountants regarding the audit scope and the audit plan;

       3. Review company financial statements; and

       4. Review with management and auditors the adequacy of internal controls.

   Each of the Audit Committee members qualifies as an "independent" director under Rule 4200(a)(15) of the National Association of Securities Dealers' (referred to as NASD) current listing standards, except that Mr. de Nicola may not be considered independent because he is employed with Welsh, Carson, Anderson & Stowe and investment funds affiliated with that entity, which collectively own a significant percentage of our voting stock and therefore may be deemed our affiliate under NASD listing standards. Welsh Carson disclaims affiliate status with respect to NTELOS. See "STOCK OWNERSHIP" above. The board of directors has determined that if Welsh Carson was determined to be an affiliate of ours, it is nevertheless in the best interest of the company and its shareholders for Mr. de Nicola to serve on the Audit Committee notwithstanding this relationship, and as permitted by NASD rules, because of his extensive knowledge of financial matters generally, his significant experience in the telecommunications industry and his past service on the board of directors and audit committee of numerous other public companies.

   In overseeing the preparation of our financial statements, the Audit Committee met with both management and our outside auditors to review and discuss annual financial statements prior to their issuance and to discuss significant accounting issues. Management advised us that the annual financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee's review included discussions with the outside auditors of matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   With respect to our outside auditors, we discussed with Ernst & Young LLP, among other things, matters related to its independence from us and our management, including the written disclosures and letter to the Audit Committee received from Ernst & Young LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, we also discussed with Ernst & Young LLP the overall scope and plans for its audit. To this end, the Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

   In reliance on the reviews and discussions referred to above, and without other independent verification, the Audit Committee recommended to the board of directors, and the board approved, that the audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

AUDIT FEES

   For 2001, Ernst & Young LLP billed us $176,000 for their audit of our annual financial statements, and Ernst & Young LLP and McGladrey & Pullen, LLP billed us $22,000 and $15,000, respectively, for their reviews of our interim financial statements included in our quarterly reports on Form 10-Q.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

   We did not engage Ernst & Young LLP or McGladrey & Pullen, LLP to provide advice regarding our financial information systems design and implementation during 2001.

ALL OTHER FEES

   The aggregate fees for all other services rendered by Ernst & Young LLP and McGladrey & Pullen, LLP in 2001 for matters such as consents related to SEC registration statements, due diligence pertaining to the proposed Conestoga Enterprises, Inc. acquisition and consultation on accounting standards or transactions were $86,934 and $52,156, respectively.

   The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee has determined that Ernst & Young's performance of non-audit services for NTELOS does not interfere with their independence from the company.

                             William W. Gibbs, V (chairperson)
                             A. William Hamill
                             Anthony J. de Nicola
                             John B. Williamson, III

                     SELECTION OF INDEPENDENT ACCOUNTANTS

   The Audit Committee recommended, and the board of directors approved, the selection of Ernst & Young LLP as independent accountants to audit NTELOS' financial statements for the fiscal year ending December 31, 2002. The board of directors recommends that shareholders vote for ratification of such selection. Although action by shareholders is not required by our bylaws or under applicable law, the board of directors has determined that it is desirable to request approval of this selection by its shareholders. Notwithstanding the selection, the board of directors, in its discretion, may direct the appointment of new independent accountants at any time during the year, if the board of directors feels that such a change would be in the best interest of NTELOS and its shareholders. If the shareholders fail to ratify the selection, the board of directors will reconsider whether or not to retain Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 2002.

   The firm of Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2001. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

          The board of directors recommends a vote "FOR" Proposal 2.

                        ACCOUNTING AND AUDITING MATTERS

   On June 22, 2001, upon the recommendation of the Audit Committee, the board of directors approved the dismissal of McGladrey & Pullen, LLP as its independent accountants.

   The reports issued by McGladrey & Pullen, LLP on NTELOS' financial statements for the fiscal years ended December 31, 1999 and 2000 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 1999 and 2000 and through June 22, 2001, there were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey & Pullen, LLP, would have caused it to make reference thereto in its report on the financial statements for such periods. Further, during those time periods, there were no "reportable events," as such term is used in Item 304(a)(1)(v) of Regulation S-K.

   On June 25, 2001, NTELOS engaged the firm of Ernst & Young LLP, independent public accountants, as NTELOS' independent accountants for the fiscal year ended December 31, 2001. During fiscal years ended December 31, 1999 and 2000 and through June 22, 2001, NTELOS did not consult with Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on NTELOS' financial statements.

                          SUMMARY COMPENSATION TABLES

   The following tables set forth information as to compensation paid to the chief executive officer and the next four most highly compensated executive officers of the company, the named executive officers, for 2001, with comparisons to 2000 and 1999 information, as well as information as to option grants and exercises:

                            EXECUTIVE COMPENSATION

                                                       Long Term
                                                      Compensation
                                                      ------------
                 Annual Compensation                     Awards
-----------------------------------------------------------------------------------
   Name and                                             Options/      All Other
Principal Position           Year  Salary  Bonus (1)      SARs     Compensation (2)
------------------           ---- -------- ----------   --------   ----------------
James S. Quarforth           2001 $330,836 $  123,865    39,730        $21,406
Chief Executive Officer      2000  296,700    225,022    51,700         14,283
                             1999  267,250     64,140    40,000         14,230
J. Allen Layman (3)          2001  269,069  1,084,200    52,850          4,097
President and
Chairman of the Board
Carl A. Rosberg              2001  222,296     60,000    17,730         12,160
Executive Vice President and 2000  201,500     83,748    21,675         10,015
Chief Operating Officer      1999  183,500     38,535    18,000          9,614
Michael B. Moneymaker        2001  170,553     48,350     9,740          9,747
Senior Vice President,       2000  146,250     80,620    15,925          6,992
Chief Financial Officer,     1999  132,000     23,760    10,000          6,825
Treasurer and Secretary
Don Marie Persing            2001  151,020     48,075     8,540          8,460
Senior Vice President        2000  132,000     62,370    15,975          6,503
                             1999  108,000     21,636     6,000          5,236

(1) Based on 2001 company performance objectives, each of the executive officers would be eligible to receive a bonus for 2001 if NTELOS' board of directors, in its discretion, elects to pay such bonuses. Although it is contemplated these executive bonuses will be paid, NTELOS' board of directors is deferring the final determination as to whether it will approve payment of the executive bonuses until fourth quarter 2002. Also see footnote 3 below.

(2) In 2001, we made contributions to the savings plan of $4,829 for James S. Quarforth, $6,120 for Carl A. Rosberg, $2,518 for Michael B. Moneymaker, and $2,463 for Don Marie Persing. Contributions were also made to the deferred compensation plan of $15,461 for James S. Quarforth, $3,269 for J. Allen Layman, $5,261 for Carl A. Rosberg, $6,662 for Michael B. Moneymaker, and $5,479 for Don Marie Persing. In addition, we made the group life insurance premium payments of $1,044 for James S. Quarforth, $767 for J. Allen Layman, $717 for Carl A. Rosberg, $522 for Michael B. Moneymaker, and $477 for Don Marie Persing and accidental death and disability payments of $72 for James S. Quarforth, $61 for J. Allen Layman, $62 for Carl A. Rosberg, $45 for Michael B. Moneymaker and $41 for Don Marie Persing. In 2000, we made contributions to the savings plan of $5,414 for James S. Quarforth, $6,120 for Carl A. Rosberg, $2,417 for Michael B. Moneymaker and $2,429 for Don Marie Persing. Contributions were also made to the deferred compensation plan of $7,777 for James S. Quarforth, $2,869 for Carl A. Rosberg, $3,837 for Michael B. Moneymaker and $3,435 for Don Marie Persing. In addition, we made the group life insurance premium payments of $1,032 for James S. Quarforth, $970 for Carl
A. Rosberg, $697 for Michael B. Moneymaker and $604 for Don Marie Persing and accidental death and disability payments of $60 for James S. Quarforth, $56 for Carl A. Rosberg, $41 for Michael B. Moneymaker and $35 for Don Marie Persing.

In 1999, we made contributions to the savings plan of $5,760 for James S. Quarforth, $5,760 for Carl A. Rosberg, $3,680 for Michael B. Moneymaker and $2,298 for Don Marie Persing. In 1999, we also made contributions to the deferred compensation plan of $7,366 for James S. Quarforth, $2,916 for Carl A. Rosberg, $2,467 for Michael B. Moneymaker and $2,414 for Don Marie Persing. In addition, we made group life insurance premium payments of $1,032 for James S. Quarforth, $877 for Carl A. Rosberg, $634 for Michael B. Moneymaker and $490 for Don Marie Persing and accidental death and disability payments of $72 for James S. Quarforth, $61 for Carl A. Rosberg, $44 for Michael B. Moneymaker and $34 for Don Marie Persing.

(3) Mr. Layman became an officer of NTELOS effective as of February 13, 2001, in connection with our merger with R&B Communications, Inc. Mr. Layman's employment agreement, effective as of the merger closing, provided that he would receive a signing bonus of $1,000,000.

                            OPTION/SAR GRANTS TABLE

                          Option/SAR Grants in Last Fiscal Year
                          -------------------------------------
                                                                    Potential Realizable
                                                                      Value At Assumed
                                                                          Rates of
                                                                  Stock Price Appreciation
                        Individual Grants                             For Option Term
----------------------------------------------------------------- ------------------------
                                  % of Total  Exercise
                       Options/  Options/SARs or Base
                         SARs     Granted to   Price
                      Granted(1) Employees in   per    Expiration
        Name           (Shares)  Fiscal Year   Share      Date       5%(2)       10%(2)
        ----          ---------- ------------ -------- ----------  --------    ----------
James S. Quarforth      18,150       10.5%    15.5300  02/27/2011 $177,326    $  449,213
                        21,580                20.3700  05/08/2011  276,440       700,487

J. Allen Layman         30,960       14.0%    22.3125  02/13/2011  434,437     1,100,949
                        10,000                15.5300  02/27/2011   97,700       247,500
                        11,890                20.3700  05/08/2011  152,311       385,949

Carl A. Rosberg          8,100        4.7%    15.5300  02/27/2011   79,137       200,475
                         9,630                20.3700  05/08/2011  123,360       312,590

Michael B. Moneymaker    4,450        2.6%    15.5300  02/27/2011   43,477       110,138
                         5,290                20.3700  05/08/2011   67,765       171,713

Don Marie Persing        3,900        2.3%    15.5300  02/27/2011   38,090        96,528
                         4,640                20.3700  05/08/2011   59,441       150,635

(1) No SARs were granted in tandem with stock options.
(2) In order to realize the potential value set forth, the price per share of our common stock would be $36.34 and $57.87, respectively, at the end of the ten-year option term for options granted February 13, 2001. The price per share of our common stock would be $25.30 and $40.28, respectively, at the end of the ten-year option term for options granted February 27, 2001. The price per share of our common stock would be $33.18 and $52.83, respectively, at the end of the ten-year option term for options granted May 8, 2001.

                 OPTION/SAR EXERCISES AND YEAR END VALUE TABLE

Aggregated Option/SAR Exercises in Last Fiscal Year, and Fiscal Year End Option/SAR Value
-----------------------------------------------------------------------------------------

                                                                      Value of Unexercised
                                                Number of Securities      In-The-Money
                                               Underlying Unexercised     Options/SARS
                                               Options/SARS at Fiscal  at Fiscal Year End
                      Shares Acquired  Value   Year End Exercisable/      Exercisable/
        Name            on Exercise   Realized     Unexercisable         Unexercisable
        ----          --------------- -------- ---------------------- --------------------
James S. Quarforth        11,000      $90,090     124,850 /94,980           -- / --
J. Allen Layman               --           --          0 / 52,850           -- / --
Carl A. Rosberg            7,600       56,620     68,675 / 43,230           -- / --
Michael B. Moneymaker         --           --     33,425 / 23,990           -- / --
Don Marie Persing             --           --     15,975 / 20,540           -- / --

   Closing price on December 31, 2001, the last day of our fiscal 2001, was $15.49 and was used in calculating the value of unexercised options.

                 PENSION PLAN/DEFINED BENEFIT PLAN DISCLOSURE

   The following table reflects the estimated aggregate retirement benefits to which certain of our executive officers, including each of the named executive officers in the Summary Compensation Table, are expected to be entitled under the provisions of our non-contributory, funded employee retirement plan and the executive supplemental retirement plan (the "Plans"). The table illustrates the amount of aggregate annual retirement benefits payable under the Plans for an executive retiring in 2001 at age 65 computed on a straight life annuity. The amount of benefit assumes that the executive has completed a minimum of 15 years of service. The supplemental benefit amount will not be paid for service of less than 15 years. Additional aggregate benefits are not earned for service in addition to 35 years. Amounts listed will be reduced by social security benefits and offset by employer 401(k) contributions.

                    Annual Retirement Benefits Payable for
                          Respective Years of Service
                    --------------------------------------
             Average
              Annual
           Compensation 15 years 20 years 25 years 30 years 35 years
           ------------ -------- -------- -------- -------- --------
            $200,000    $100,000 $115,000 $130,000 $145,000 $160,000
             275,000     137,500  158,125  178,750  199,375  220,000
             350,000     175,000  201,250  227,500  253,750  280,000
             425,000     212,500  244,375  276,250  308,125  340,000
             500,000     250,000  287,500  325,000  362,500  400,000
             575,000     287,500  330,625  373,750  416,875  460,000
             650,000     325,000  373,750  422,500  471,250  520,000

   The number of credited years of service for James S. Quarforth, J. Allen Layman, Carl A. Rosberg, Michael B. Moneymaker, and Don Marie Persing is 22 years, 1 year, 13 years, 6 years and 5 years, respectively.

                     REPORT OF THE COMPENSATION COMMITTEE

The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

   We maintain a compensation program designed to motivate, retain and attract management, with incentives linked to financial performance and enhanced shareholder value. The fundamental philosophy is to relate the amount of compensation for an executive directly to his or her contribution to our success in achieving superior performance objectives. Our executive compensation program consists of three components: 1) base salary; 2) potential for annual incentive compensation based on company performance; and, 3) the opportunity to earn long-term stock-based incentives which are intended to encourage achievement of superior long-term results and to align executive officer interests with those of the shareholders. The base salary element is developed based on the performance of the individual executives with reference to industry, peer group and national surveys, with the objective of having our chief executive officer receive a level of base salary similar to the average base salary of chief executives at similarly sized technological service companies. Base salary levels of other executive officers are established by reference to the chief executive officer's salary, depending on the type and level of responsibility of the other executives. The annual incentive compensation element is based on our attainment of certain levels of profitability, service and on the individual's overall performance, all as set forth in our annual management incentive plan. The criteria contained in the annual management incentive plan (MIP) is developed in conjunction with our annual business plan. The long-term stock-based element is developed by reference to competitive practices and trends of other companies, which use stock options as a component of executive compensation. Long-term stock-based compensation is given great weight in our overall compensation mix in order to provide incentive for executive officers to increase shareholder value. Accordingly, the Compensation Committee has taken into account the amount and value of options held by each of the executive officers when considering new grants to assure that deserving executives have a significant equity participation in the company.

   The chief executive officer's base salary in 2001 was $330,836, an increase of $34,136 compared to 2000. However, his total compensation decreased $59,898 from 2000, a year in which the company engaged in significant strategic transactions which substantially expanded the company's wireless network, and a year in which the company divested certain non-core assets. A number of factors and criteria were utilized by the Compensation Committee in evaluating the total compensation. An independent compensation consulting firm's industry market survey of similarly sized technological service companies as well as individual performance were utilized to determine the base salary increase of $34,136. The achievement of strong revenue, customer growth and strategic accomplishments toward our long-term business goals in 2001 resulted in eligibility for incentive compensation of $123,865. Although it is contemplated this bonus will be paid, NTELOS' board of directors, in its discretion, has determined to defer the final determination as to whether it will approve payment of this bonus until fourth quarter 2002. Specifically, during 2001, we completed the merger with R&B Communications, Inc., completed the integration and transition of PrimeCo's Virginia operations, sold or entered into definitive agreements to sell $87.6 million of non-core assets, increased ownership interests in the Virginia Alliance and West Virginia Alliance to 97% and 98%, respectively, through the merger with R&B Communications, Inc. and the purchases of an aggregate of 6% of the Virginia Alliance and 19% of the West Virginia Alliance. During 2001, our consolidated total assets exceeded $1.2 billion, up from $1.1 billion a year ago, and consolidated net operating revenues increased $101.5 million or 89% (compared to $43.7 million or 63% for 2000 over 1999). This growth reflects the aforementioned transactions and internal growth from the addition of 55,000 digital PCS customers within the Virginia and West Virginia Alliances, nearly 9,000 Internet subscribers and nearly 13,000 competitive business telephone lines.

                              John N. Neff (chairperson)
                              Anthony J. de Nicola
                              John B. Williamson, III
                              John B. Mitchell, Sr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   As indicated above, John Neff is a member of the Compensation Committee of the board of directors. During fiscal 2001, Mr. Neff served as an executive officer of Nielsen Builders, Inc., with which there is an "interlock" relationship, as defined by the Securities and Exchange Commission, arising from Mr. Neff concurrently serving as a director of the company and as an executive officer of Nielsen Builders, to which the company awarded construction contracts in fiscal years 2000 and 1999. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." The board of directors believes that the terms of these transactions were no less favorable to the company than terms available from unrelated parties for comparable transactions.

                          OTHER EMPLOYEE ARRANGEMENTS

   We have entered into employment agreements with our named executive officers, James S. Quarforth, J. Allen Layman, Carl A. Rosberg, Michael B. Moneymaker and Don Marie Persing. Each was approved by the non-employee members of the board of directors.

   Messrs. Quarforth, Rosberg and Moneymaker and Ms. Persing entered into employment agreements with us in December 2001. Mr. Layman entered into his employment agreement effective as of the closing of our merger with R&B Communications, Inc., on February 13, 2001. The term of the employment agreement with Mr. Quarforth is 36 months, with Mr. Layman is 60 months, with Mr. Rosberg is 30 months, and with each of Mr. Moneymaker and Ms. Persing is 24 months.

   In addition to base salary and annual incentive bonuses, the executives are entitled to participate in our long-term stock-based incentive compensation program and all other employee benefit plans, including our executive supplemental retirement plan and 401(k) restoration plan.

   NTELOS may terminate the executive's employment agreement for continued disability or, upon written notice, for cause. The executive may terminate the agreement, upon prior written notice, for good reason. "Cause" generally means any of the following: gross or willful misconduct; willful and repeated failure to comply with the lawful directives of the board of directors; any criminal act or act of dishonesty or fraud that has a material adverse impact on the company or its subsidiaries or any fraud, dishonesty or misappropriation involving the company or its subsidiaries; material breach of the terms of any confidentiality, non-competition, non-solicitation or employment agreement with the company; acts of malfeasance or negligence; material failure to perform the duties and responsibilities of his or her position; grossly negligent conduct; or activities materially damaging the company or its subsidiaries. "Good reason" generally means any of the following: base salary or target incentive payments are reduced; responsibilities are diminished; relocation of more than 50 miles (25 miles with respect to Mr. Layman) is required; deferred compensation is withheld; benefits diminish following a change of control; directed by the board of directors or an officer to engage in conduct that is illegal; material breach of the company's obligations under the agreement; or, with respect to Mr. Layman, any purported termination that does not satisfy the requirements of the agreement; or, with respect to Messrs. Quarforth, Rosberg and Moneymaker and Ms. Persing, failure to increase the executive's compensation consistent with performance ratings.

   If any of Messrs. Quarforth, Rosberg or Moneymaker or Ms. Persing is terminated, other than for cause, or if any one of them terminates the agreement for good reason, he or she is entitled to (1) base salary for a period of time thereafter equal to the term of his or her employment agreement, and (2) target incentive payments for the same period and standard termination payments.

   The agreements with Messrs. Quarforth, Rosberg and Moneymaker and Ms. Persing provide for certain benefits if we have a change in control during the term of the agreement followed by (1) termination of the executive's employment without cause, or (2) resignation of the executive for good reason (even if such termination or resignation occurs after the term of the agreement). If Messrs. Quarforth, Rosberg or

Moneymaker or Ms. Persing is terminated within 30 months (36 months with respect to Mr. Quarforth) of a change in control, he or she will receive severance benefits, including three years' base salary and target incentive payments. Any severance pay due to the executive will be paid in a lump sum on a net present value basis. In addition, the employment agreements with Messrs. Quarforth, Rosberg and Moneymaker and Ms. Persing provide that we will pay additional amounts to the executive to compensate him or her for excise taxes and penalties imposed on the severance pay.

   If Mr. Layman is terminated, other than for cause, or if Mr. Layman terminates the agreement for good reason, Mr. Layman is entitled to (1) an amount equal to the base salary he would have been entitled to receive for the period between his termination and the end of the term of the agreement, and
(2) the standard termination payments and pro rata incentive payments for the fiscal year in which the termination occurs. Upon a change in control, if Mr. Layman's employment is terminated by us without cause or by Mr. Layman with good reason, he will only be entitled to the compensation and benefits set forth in the management continuity agreement described below.

   Mr. Layman's management continuity agreement provides for certain benefits if we have a change in control followed by (1) his termination without cause prior to the fifth anniversary of the change in control date, or (2) his resignation for good reason prior to the fifth anniversary of the change in control date. If Mr. Layman is terminated within 24 months of a change in control, he will receive severance benefits equal to the greater of (1) the amount he would be entitled to under his employment agreement if it is in effect immediately prior to his termination, (2) two year's compensation or (3) the severance benefit available to employees of the company who are similarly situated to Mr. Layman on the termination date. This agreement is for a term ending on February 13, 2006.

   The agreements with Messrs. Quarforth, Layman, Rosberg and Moneymaker and Ms. Persing provide that during the term of the agreement and for a period of 24 months (60 months with respect to Mr. Layman) after his or her employment with the company ends, the executive will not compete, directly or indirectly, with the company. In addition, pursuant to non-solicitation provisions, the executive may not solicit certain current and former employees during the term of their agreements and for 24 months (60 months with respect to Mr. Layman) thereafter. Following the end of Mr. Layman's agreement and as long as he is not in violation of these non-competition and non-solicitation provisions, we will pay him $250,000 annually, with adjustments for an increase in the Consumer Price Index, for 60 months.

   We have amended our Executive Supplemental Retirement Plan to provide that participation in the plan may not be rescinded by the company so long as the participant remains employed with the company. We have also amended the definition of change of control and provided that any payment required under the plan following a change of control be paid in a lump sum in cash on an actuarial basis. As amended, "change of control" generally means (i) any person or entity, acquires direct or indirect ownership of more than 30% of the combined voting power of NTELOS, except Welsh, Carson, Anderson & Stowe may own up to 40% of the then outstanding securities or up to 37.5 % of the voting securities (provided that it is in compliance with the amended and restated shareholders agreement); (ii) during any period of two consecutive years, individuals who constitute the board of directors, and any new director whose election was approved by a majority of the directors who either (a) were directors at the beginning of the period or (b) were so elected, cease for any reason to constitute at least a majority of the board of directors; (iii) our shareholders approve a merger or consolidation with another entity and the merger or consolidation is consummated, other than (a) a merger or consolidation where our voting securities outstanding immediately prior to the merger or consolidation continue to represent 50% of the combined voting power of the surviving entity or (b) a merger or consolidation effected to recapitalize the company where no person acquires more than 30% of the combined voting power of our then outstanding securities; (iv) our shareholders approve a plan of complete liquidation or an agreement for the sale of all or substantially all of our assets and such liquidation or sale is consummated; or
(v) the sale or disposition of all or substantially all of the assets of one or more of our material lines of business (with respect to participants who are employed in such material line of business and whose employment is terminated by the company or the acquiror prior to the third anniversary of the sale or who terminates for good reason prior to the third anniversary).

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AFFILIATED TRANSACTIONS

   In 2000, we awarded a contract to Nielsen Builders, Inc. for renovations of a new customer care center. The renovations were required to meet our increased customer care capacity needs resulting from our acquisition of the Richmond-Norfolk Virginia markets of PrimeCo PCS, L.P. We paid $0.4 million to Nielsen Builders, Inc. for these renovations during 2001.

   In 1999, we awarded the construction project for a new $3.7 million corporate facility to Nielsen Builders, Inc. through a competitive bid process. Construction of this facility commenced in 2000. We paid $0.6 million to Nielsen Builders, Inc. for construction performed on the facility in 2001. Mr. John Neff currently serves as President and Chief Executive Officer of Nielsen Builders, Inc.

   In February 2001, we engaged in a merger whereby R&B Communications became a wholly-owned subsidiary. Effective May 2000, R&B Communications entered into a lease agreement with Layman Family, LLC. Under the terms of the agreement, R&B Communications leases a 34,000 square foot building from Layman Family, LLC for a term of 20 years at a rental rate of $15 per square foot. Mr. Layman, our President and a director, is the manager of Layman Family, LLC.

                               PERFORMANCE GRAPH

   Below is a performance graph comparing the performance of our common stock for the last five years with the performance of the Nasdaq Composite Index, and the Nasdaq Telecommunications Index. The graph assumes that the value of the investment in each scenario was $100 at December 31, 1996 and that all dividends were reinvested in their respective common stock issue in the month paid.

                                    [CHART]

    Comparison of Five-Year Cumulative Total Return

                Fiscal Year Ending December 31
       NTELOS Inc.     NASDAQ Composite    NASDAQ Telecom
1996     100                100                 100
1997     103                122                 142
1998     110                171                 233
1999     165                318                 418
2000      84                194                 215
2001      74                153                 110

                             FINANCIAL STATEMENTS

   Our 2001 Annual Report to Shareholders contains audited financial statements for 2001, 2000 and 1999 and the report of Ernst & Young LLP for 2001 and the reports of McGladrey & Pullen, LLP for 2000 and 1999. Management's Discussion and Analysis of Financial Condition and Results of Operations is also contained in the 2001 Annual Report.

                             SHAREHOLDER PROPOSALS

   In order for proposals of shareholders to be considered for inclusion in the proxy materials for our 2003 annual meeting of shareholders, such proposals must be received by our Corporate Secretary by December 18, 2002.

   Shareholders may bring other business before the annual meeting only in accordance with the provisions of our bylaws, which require, among other things, that notice be given to us not less than sixty days prior to the meeting.

                                   FORM 10-K

   Upon written request to our Corporate Office, P. O. Box 1990, Waynesboro, Virginia 22980, shareholders will be furnished without charge a copy of our Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission, including the financial statements and the schedules thereto for the most recent fiscal year.

Waynesboro, Virginia
April 16, 2002

P R O X Y
                                  NTELOS INC.

                   Proxy Solicited by the Board of Directors

   The undersigned hereby appoints C. A. Rosberg and M. B. Moneymaker, or either of them, attorneys and proxies, with power of substitution in each, to act for the undersigned with respect to all common stock of the undersigned at the Annual Meeting of Shareholders to be held at the Holiday Inn at the intersection of Route 275 and I-81, North of Staunton, Virginia on Tuesday, May 21, 2002, at 10:00 a.m., or any adjournment thereof.

   The Board of Directors recommends a vote "FOR" items 1 and 2.

1. Election of three Class II Directors

[_]  FOR all nominees listed below          [_]  WITHHOLD AUTHORITY to
   (Except as marked to the contrary below)    vote for all nominees listed below

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

           J. B. Mitchell, Sr. J. S. Quarforth J. B. Williamson, III
               (Class II)        (Class II)         (Class II)

                                                        FOR AGAINST ABSTAIN
        2. To ratify the selection of Ernst & Young LLP [_]   [_]     [_]
           as independent accountants.
        3. To vote on such other business, if any, that [_]   [_]     [_]
           may properly come before the meeting.
[_]  Please check box if you plan to attend the meeting.

                           (continued on other side)

                          (continued from other side)

          Dated:  ____________________________________________ , 2002

                  ___________________________________________________
                  (Please sign your name(s) exactly as shown hereon.)

                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
                  IN THE MANNER DIRECTED HEREIN BY THE
                  SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY
                  WILL BE VOTED FOR THE NOMINEES FOR ELECTION OF
                  ALL THREE DIRECTORS AND APPROVAL OF THE OTHER
                  MATTERS TO BE CONSIDERED AT
                  THE MEETING.

P R O X Y
                                  NTELOS INC.

                   Proxy Solicited by the Board of Directors

   The undersigned hereby appoints C. A. Rosberg and M. B. Moneymaker, or either of them, attorneys and proxies, with power of substitution in each, to act for the undersigned with respect to all outstanding shares of Senior Cumulative Convertible Preferred Stock, Series B and Senior Cumulative Convertible Preferred Stock, Series C of the undersigned at the Annual Meeting of Shareholders to be held at the Holiday Inn at the intersection of Route 275 and I-81, North of Staunton, Virginia on Tuesday, May 21, 2002, at 10:00 a.m., or any adjournment thereof.

   The Board of Directors recommends a vote "FOR" items 1(a) and (b) and 2.

1. a. Election of three Class II Directors, Series B and Series C Preferred Stock voting on an as-converted basis

[_]  FOR all nominees listed below          [_]  WITHHOLD AUTHORITY to
   (Except as marked to the contrary below)    vote for all nominees listed below

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

           J. B. Mitchell, Sr. J. S. Quarforth J. B. Williamson, III
               (Class II)        (Class II)         (Class II)

  b. Election of one Class II Director, Series B Preferred Stock voting as a single class to the exclusion of all other classes

              [_]   FOR the nominee       [_]  WITHHOLD AUTHORITY
                 listed below (Except             to vote for all
                 as marked to the           nominees listed below
                 contrary below)

                            L. B. Sorrel (Class II)

        SERIES B AND C PREFERRED STOCK
        VOTING ON AN AS-CONVERTED BASIS                 FOR AGAINST ABSTAIN
        2. To ratify the selection of Ernst & Young LLP [_]   [_]     [_]
           as independent accountants.
        3. To vote on such other business, if any, that [_]   [_]     [_]
           may properly come before the meeting.
[_]  Please check box if you plan to attend the meeting.

                           (continued on other side)

                          (continued from other side)

    Dated: , 2002 _________________________________________________________

                  _________________________________________________________
                        (Please sign your name(s) exactly as shown hereon.)


                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                  VOTED IN THE MANNER DIRECTED HEREIN BY THE
                  SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS
                  PROXY WILL BE VOTED FOR THE NOMINEES FOR
                  ELECTION OF ALL FOUR DIRECTORS AND APPROVAL
                  OF THE OTHER MATTERS TO BE CONSIDERED AT THE
                  MEETING.